Exhibit 25.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                       ----------------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ----------------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) _____
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                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                  New York                                 13-3818954
       (Jurisdiction of incorporation                   (I.R.S. Employer
        if not a U.S. national bank)                 Identification Number)

            114 West 47th Street                           10036-1532
             New York, New York                            (Zip Code)
           (Address of principal
             executive offices)

                       ----------------------------------
                              Triton Energy Limited
               (Exact name of obligor as specified in its charter)

               Cayman Islands                                  N/A
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

              Caledonian House                                 N/A
         P.O. Box 1043, George Town                        (Zip code)
        Grand Cayman, Cayman Islands
            British West Indies
  (Address of principal executive offices)
                       -----------------------------------
                               Senior Subordinated
                       (Title of the indenture securities)
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
                                     GENERAL


1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, D.C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

     The Triton Energy Limited is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3,4,5,6,7,8,9,10,11,12,13,14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2 --  Included in Exhibit T-1.1.

     T-1.3 --  Included in Exhibit T-1.1.

     T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

     As of August 5, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

     In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                            ------------------------

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 5th day of August, 1996.


     UNITED STATES TRUST COMPANY OF
          NEW YORK, Trustee


By:  /s/   Gerard F. Ganey
     ------------------------------
     Gerard F. Ganey
     Senior Vice President

                         U.S. TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1996
                                ($ IN THOUSANDS)
ASSETS
- -----------

Cash and Due from Banks                                   $   47,046
Short-Term Investments                                            50

Securities, Available For Sale                               758,118

Loans                                                      1,221,210
Less: Allowance for Credit Losses                             13,113
                                                       -------------

Net Loans                                                  1,208,097
Premises and Equipment                                        58,360

Other Assets                                                 125,979
                                                       -------------

     Total Assets                                         $2,197,650
                                                          ==========
LIABILITIES

Deposits:
Non-Interest Bearing                                      $  387,509

Interest Bearing                                           1,446,148
                                                       -------------

     Total Deposits                                        1,833,657
Short-Term Credit Facilities                                  82,285

Accounts Payable and Accrued                                 128,745
Liabilities                                            -------------
     Total Liabilities                                     2,044,687
                                                       -------------

STOCKHOLDER'S EQUITY
- --------------------------------------

Common Stock                                                  14,995
Capital Surplus                                               42,394

Retained Earnings                                             96,511
Unrealized Gains on Securities                                  (937)
Available for Sale (Net of Taxes)                      -------------

Total Stockholder's Equity                                   152,963
                                                       -------------

     Total Liabilities and                                $2,197,650
     Stockholder's Equity                                 ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.


__________________________________________
Signature Of Officer

__________________________________________
Date